United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 16, 2025

Date of Report (Date of earliest event reported)

WESTERN ACQUISITION VENTURES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 Broadway, 12th Floor New York, New York 10004	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2025, Western Acquisition Ventures Corp. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that, pursuant to Nasdaq Listing Rule IM-5101-2 (“Rule IM-5101-2”), the staff of Nasdaq (“Staff”) had determined that (i) the Company’s securities will be delisted from Nasdaq, (ii) trading of the Company’s common stock, warrants, and units will be suspended at the opening of business on January 23, 2025 and (iii) a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq. Under Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement. Since the Company failed to complete its initial business combination by January 11, 2025, the Staff concluded that the Company did not comply with Rule IM-5101-2 and that the Company’s securities are now subject to delisting.

Item 8.01	Other Events.

On January 22, 2025, the Company received a letter from FINRA stating that trading symbols, WAVS, WAVSW and WAVSU, have been assigned to the Company’s common stock, warrants and units, respectively, by FINRA. As a result, effective January 23, 2025, the Company’s common stock, warrants and units may be quoted and traded in the market for unlisted securities (i.e., the “over-the-counter market”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ACQUISITION VENTURES CORP.

Date: January 23, 2025	By:	/s/ James P McCormick
James P. McCormick, President and CEO